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                  [LETTERHEAD OF THE STATE OF WEST VIRGINIA]


                           -------------------------
                                 WEST VIRGINIA
                           ARTICLES OF INCORPORATION
                               PROFIT AMENDMENT
FEE: $25.00                -------------------------          FILE TWO ORGINIALS
plus any license tax increase
================================================================================

1.  The name of the corporation currently
    registered with the Seceratary of State
    is:                                      Bell Atlantic - West Virginia, Inc.
                                             -----------------------------------
2.  The date of the adoption of the
    amendment(s) was:                         June 30, 2000
                                             -----------------------------------

3.  In accordance with WV Code (S)31-1-107,  [X] Change of name to:
    the shareholders/board of directors                            -------------
    have adopted the following amendment(s)
    to the Articles of Incorporation and/or      Verizon West Virginia Inc.
    purposes of the corporation:                 -------------------------------

                                           [_] Other (Attach amendments to form)

4. The amendments were adopted as follows: (check (a), (b) or (c) and complete the checked section)

    [_] a. No shares had been issued and the amendment was adopted by resolution of the board of directors.

    [X] b. The outstanding shares were not divided into classes, and the amendment was adopted by a majority vote of outstanding shares entitled to vote, as follows:

--------------------------------------------------------------------------------
         Total Number      Number Shares      Shares Voted     Shares Voted
      Outstanding Shares  Entitled to Vote   For Amendment   Against Amendment

              ONE               ONE               ONE              NONE
      ------------------  ----------------   -------------   -----------------
--------------------------------------------------------------------------------

    [_] c. The outstanding shares were divided into the classes designated below with the number of outstanding shares as listed, and the amendment was adopted by a majority vote of the outstanding shares of each class, as follows:

--------------------------------------------------------------------------------
         Designation of    Number Shares      Shares Voted     Shares Voted
             Class        Entitled to Vote   For Amendment   Against Amendment

      ------------------  ----------------   -------------   -----------------

      ------------------  ----------------   -------------   -----------------

      ------------------  ----------------   -------------   -----------------

      ------------------  ----------------   -------------   -----------------

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Form CD-2 Issued by Ken Hechier, Seceratary of State, Charleston, WV
                                                                    Revised 9/99
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5. Complete this section only if the amendment provides for an exchange, reclassification or cancellation of issued shares. The means of making the exchange, reclassification or cancellation of issued shares will be.

6. Complete this section only if the amendment provides for a change in the number of shares or value of capital stock.
   the amount of authorized capital   from _____shares at a par value of $_____
   stock in the corporation will
   change:
                                      to: ______shares at a par value of $_____

                                      and the total authorized capital stock
                                      shall hereafter be:           $__________

7. The means of making the change in the amount of stated capital will be:

8. Articles of Amendment prepared by:        Barbara E. Grafton
                                         --------------------------------------

                                             Corporate Secretary Department
                                         --------------------------------------

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The amendment was duly adopted as stated herein: (signatures of pres/vp and sec/asst sec required)

   6-30-00          Dennis M. Bone                     /s/ Dennis M. Bone
 -----------        --------------------------------  ------------------------
    Date            President/Vice President Name            Signature

   6-30-00          David B. Frost                     /s/ David B. Frost
 -----------        --------------------------------  ------------------------
    Date            Secretary/Ass't Secretary Name         Signature

        Acknowledgment for President/Vice President:

        STATE OF West Virginia  COUNTY OF Kanawna:

        I do hereby certify that on this day of June 30th, that Dennis Bone & David Frost personally appeared before me, who , being by me first duly sworn, declared that he/she is the President/Vice President of the above named corporation, that he signed the foregoing document as President/Vice President of the corporation, and that the statements therein contained are true.

        -----------------------------------------
                        OFFICIAL SEAL
                        NOTARY PUBLIC
                   STATE OF WEST VIRGINIA          /s/ PATRICIA L. PULLIAM
        (SEAL)      PATRICIA L. PULLIAM           -----------------------------
              Bell Atlantic-West Virginia, Inc.    Signature of Notary Public
                  1500 MacCorkle AVE., S.E.
                    CHARLESTON, WV 25314
             My Commission Expires Sept. 1, 2001
        -----------------------------------------

        Acknowledge for Secretary/Asst. Secretary:

        STATE OF ________ COUNTY OF __________________:

        I do hereby certify that on this day of ______, that ________________ personally appeared before me, who, being by me first duly sworn, declared that he/she is the Secretary/Asst. Secretary of the above named corporation, that he signed the foregoing document as Secretary/Asst. Secretary of the corporation, and that the statements therin contained are true.

        My commission expires: __________    ___________________________________
                                                 Signature of Notary Public

        --(seal)